UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 22, 2023 (February 21, 2023)

HERON THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33221	94-2875566
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4242 Campus Point Court
Suite 200
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 251-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 21, 2023, Heron Therapeutics, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Rubric Capital Management LP and the persons and entities listed on Schedule A thereto (collectively, “Rubric”), Velan Capital Investment Management LP and the persons and entities listed on Schedule B thereto (collectively, “Velan” and, together with Rubric, the “Investor Group”) regarding certain changes to the composition of the Company’s Board of Directors (the “Board”) and other related matters.

Pursuant to the terms of the Cooperation Agreement, the Company has agreed to: (1) increase the size of the Board from seven to eight directors (and fix the size of the Board at such size during the Cooperation Period (as defined below)); (2) appoint Adam Morgan and Craig Collard (the “Investor Group Appointees”) and Kevin Kotler (collectively with the Investor Group Appointees, the “New Directors”) to serve as directors of the Company; (3) cause Mr. Morgan to be appointed to the Nominating & Corporate Governance Committee, Mr. Collard to be appointed to the Compensation Committee and Mr. Kotler to be appointed to the Audit Committee and Compensation Committee; and (4) include the New Directors in the Company’s slate of nominees for the election of directors at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”) and recommend that the Company’s stockholders vote in favor of their election at the 2023 Annual Meeting.

Following the conclusion of the 2023 Annual Meeting, the Company has agreed to separate the positions of Chairman of the Board and Chief Executive Officer.

The Cooperation Agreement further provides that:

•

if Velan’s ownership level falls below the lesser of (x) 3.5% of the Company’s outstanding shares of common stock, par value $0.01 per share, and (y) 4,161,084 shares of common stock, Mr. Morgan will immediately resign from the Board; and

•

if, following the date of the Cooperation Agreement, any Investor Group Appointee is unable or unwilling to serve as a director for any reason, the Investor Group will be able to suggest a substitute person to replace such person (a “Replacement Director”). The Investor Group’s ability to suggest a Replacement Director is conditioned upon the Investor Group’s aggregate beneficial ownership not being less than the lesser of (x) 6.8% of the Company’s outstanding shares of common stock and (y) 8,125,000 shares of common stock. Further, the ultimate appointment of any Replacement Director is subject to the Board’s determination that such Replacement Director is reasonably acceptable.

The Cooperation Agreement includes certain voting commitments, standstill, and mutual non-disparagement provisions (subject to certain carveouts and exceptions) that generally remain in place during the period beginning upon the execution and delivery of the Cooperation Agreement and ending 30 days prior to the nomination deadline for the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) (such date, the “Initial Trigger Date” and, such period, the “Cooperation Period”). The Cooperation Period will be extended until the date that is 30 days prior to the nomination deadline for the Company’s 2025 annual meeting of stockholders if: (A) the Company notifies the Investor Group and the Investor Group Appointees in writing at least 10 days prior to the Initial Trigger Date that the Board irrevocably offers to nominate each of the Investor Group Appointees for election at the 2024 Annual Meeting and (B) the Investor Group and the Investor Group Appointees agree to such nomination within 10 days of receipt of such notice. If the Investor Group does not accept such renomination within such 10-day period, then the Cooperation Period will terminate as scheduled and each Investor Group Appointee will resign from the Board if the Investor Group delivers a notice of an intent to nominate directors for election at the 2024 Annual Meeting.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement filed as Exhibit 10.1 hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(i) The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Pursuant to the Cooperation Agreement, effective on February 21, 2023, the Board increased the size of the Board from seven to eight directors and appointed Adam Morgan, Craig Collard, and Kevin Kotler to the Board. In addition, also effective on February 21, 2023, Mr. Morgan will join the Nominating & Corporate Governance Committee, Mr. Collard will join the Compensation Committee and Mr. Kotler will join the Audit Committee and Compensation Committee.

For their service as non-employee directors of the Company, Mr. Morgan, Mr. Collard and Mr. Kotler will receive compensation in accordance with the Company’s standard compensation program for its non-employee directors, which is described under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 25, 2022. Mr. Morgan, Mr. Collard and Mr. Kotler will also enter into the Company’s standard indemnification agreement with directors.

There are no related party transactions between the Company and Adam Morgan, Craig Collard, or Kevin Kotler that would require disclosure under Item 404(a) of Regulation S-K.

(ii) Directors Stephen Davis and Kimberly Manhard resigned as members of the Board effective February 21, 2023. Neither of Mr. Davis’s nor Ms. Manhard’s resignations was a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01	Regulation FD Disclosure.

On February 22, 2023, the Company issued a press release with respect to the matters described in this Current Report on Form 8-K and such press release is attached hereto and furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Cooperation Agreement, dated February 21, 2023, by and among Heron Therapeutics, Inc., Rubric Capital Management LP, the persons and entities listed on Schedule A thereto, Velan Capital Investment Management LP, and the persons and entities listed on Schedule B thereto

99.1	Press Release, dated February 22, 2023

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2023

HERON THERAPEUTICS, INC.

By:	/s/ David Szekeres
Name:	David Szekeres
Title:	Executive Vice President, Chief Operating Officer